SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2004

INTERCEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 248-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On March 22, 2004, InterCept, Inc. (Nasdaq: ICPT) sold its merchant services division, InterCept Payment Solutions, to two different entities. InterCept sold the outstanding member interests of Internet Billing Company, LLC to Media Billing, L.L.C., a 99%-owned subsidiary of Penthouse International, Inc. InterCept sold the remainder of InterCept Payment Solutions, including InterCept’s merchant portfolio management business based in Tennessee, to Solidus Networks, Inc. d/b/a Pay By Touch. The total sales price for the division was $54.0 million, and the terms of each transaction are as described in the second and third paragraphs of InterCept’s March 23, 2004 press release filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b)	Pro Forma Financial Information.

It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated March 22, 2004, by and among Solidus Networks, Inc., Payment Acquisition Corp., InterCept Payment Solutions, LLC and InterCept, Inc.*

2.2	Member Interest Purchase Agreement dated March 22, 2004, by and among Media Billing, L.L.C., Internet Billing Company, LLC and InterCept, Inc.*

10.1	$15,500,000 Promissory Note dated March 22, 2004 from Solidus Networks, Inc. and Payment Acquisition Corp. to InterCept, Inc.

10.2	$2,500,000 Convertible Promissory Note dated March 22, 2004 from Solidus Networks, Inc. and Payment Acquisition Corp. to InterCept, Inc.

99.1	Press Release dated March 22, 2004, announcing the sale of InterCept’s merchant services division.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the InterCept agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT, INC.

By:	/s/ G. Lynn Boggs
G. Lynn Boggs, President

Dated: March 26, 2004

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EXHIBIT INDEX

Exhibit
2.1	Agreement and Plan of Merger dated March 22, 2004, by and among Solidus Networks, Inc., Payment Acquisition Corp., InterCept Payment Solutions, LLC and InterCept, Inc.*

2.2	Member Interest Purchase Agreement dated March 22, 2004, by and among Media Billing, L.L.C., Internet Billing Company, LLC and InterCept, Inc.*

10.1	$15,500,000 Promissory Note dated March 22, 2004 from Solidus Networks, Inc. and Payment Acquisition Corp. to InterCept, Inc.

10.2	$2,500,000 Convertible Promissory Note dated March 22, 2004 from Solidus Networks, Inc. and Payment Acquisition Corp. to InterCept, Inc.

99.1	Press Release dated March 23, 2004, announcing the sale of InterCept’s merchant services division.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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